UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257 5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Five Oaks Investment Corp. (the “Company”) was held on June 15, 2016. At the Annual Meeting, the following items were submitted to a vote of, and approved by, the Company’s stockholders: (1) election of five directors to the Company’s Board of Directors, to serve as directors until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify; and (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. The final voting results with respect to each of the foregoing matters are described below.

1.

Each of the five nominees listed below was elected, without contest, as a member of the Board of Directors of the Company at the Annual Meeting, to serve as a director until the next succeeding annual meeting and until his successor shall be duly elected and shall qualify. The voting results for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes	Abstain
David C. Carroll	6,819,765	240,550	5,823,864	N/A
Neil A. Cummins	6,748,287	312,028	5,823,864	N/A
William A. Houlihan	6,743,041	317,274	5,823,864	N/A
Walter C. Keenan	6,818,411	241,904	5,823,864	N/A
David Oston	6,744,854	315,461	5,823,864	N/A

2.	The appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Votes
12,631,721	183,322	69,136	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

June 16, 2016	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary

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